                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Electronic Retailing Systems International, Inc. (the "Company") of our report dated March 20, 1997 relating to the consolidated financial statements of the Company, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP

Stamford, Connecticut
April 22, 1997